EXHIBIT 3.20


                          AMENDED AND RESTATED BY-LAWS

                          ASPEN EXPLORATION CORPORATION


                            Article I. Stockholders

Section 1.01 Annual Meetings. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place as the Board of Director may set each year.

Section 1.02 Special Meetings.

     (a) A special meeting of stockholders may be called at any time by the Board of Directors, its Chairman, the Executive Committee or the President.

     (b) The President or the Secretary shall call a special meeting upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of at least 10% of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. The shareholders requesting such action must also provide all of the information that would be required to be included in a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended.

     (c) Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

Section 1.03 Notice of meeting.

     (a) For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of stockholders required by Section 1.09 is to be at such place at least 10 days prior to the meeting, the place where such list will be.

     (b) Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

     (c) If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

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Section 1.04 Quorum. Except as otherwise required by law, a quorum of the stockholders necessary to transact the business of the Corporation shall be as set forth in the Certificate of Incorporation, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

Section 1.05 Order of Business.

     (a) The order of business at any meeting of stockholders shall be as follows:

          (i)    Calling the meeting to order;

          (ii)   Calling of roll;

          (iii)  Proof of notice of meeting;

          (iv) Report of the Secretary of the shares of stock represented at the meeting and the existence or lack of a quorum;

          (v) Reading of minutes of last previous meetings and disposal of any unapproved minutes, or waiver thereof;

          (vi) Election of directors and consideration of other proposals to be presented to the shareholders for their consideration;

          (vii)  Reports of officers and committees (if any);

          (viii) Unfinished business that may be properly presented to the meeting;

          (ix)   New business that may be properly presented to the meeting;

          (x)    Adjournment.

     (b) To the extent applicable law and these By-Laws to not provide otherwise, Roberts' Rules of Order or other rules governing parliamentary procedure that the presiding officer may select shall apply.

Section 1.06 Chairman and Secretary at Meeting. At each meeting of stockholders the President, or in his absence the person designated in writing by the President, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The Secretary or in his absence a person designated by the chairman of the meeting shall act as secretary of the meeting.

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Section 1.07 Voting; Proxies. Except as otherwise provided by law or the
Certificate of Incorporation, and subject to the provisions of Section 1.10:

     (a) Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by him.

     (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after ten months from its date.

     (c)  Directors shall be elected by a plurality vote.

     (d) Each matter, other than election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

     (e) Election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting, or if so requested by any stockholder present, or represented by proxy, at the meeting entitled to vote in such election or on such matter, as the case may be.

Section 1.08 Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place as provided in Sections 1.04 or 1.06(d). Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

Section 1.09 Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders, and that did not consent thereto in writing.

Section 1.10 List of Stockholders Entitled to Vote. At least 10 days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place

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within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.11 Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purposes shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                             Article II. DIRECTORS

Section 2.01 Number; Term of Office; Qualifications; Vacancies. The business and affairs of the Corporation shall be managed by a Board of Directors.

     (a) The number of directors that shall constitute the whole Board shall be determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.02 and 2.03, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

     (b) Vacancies and newly elected directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.02 and 2.03, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

Section 2.02 Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such

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vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws.

Section 2.03 Removal. Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote for the election of directors.

Section 2.04 Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such annual meeting was held.

Section 2.05 Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, its Chairman, the Executive Committee, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters appropriate for action at such a meeting, proposed to be presented at the meeting, and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given:

     (a) by deposit of the notice in the United States mail first class, postage prepaid, at least five days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or

     (b) by delivery of the notice similarly addressed for dispatch by telegraph, fax, courier, or by delivery of the notice by telephone or person, in each case at least 48 hours before the time fixed for the meeting.

Section 2.06 Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors or in his absence by the President of if neither is present by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting, shall be designated by the person presiding over the meeting. The order of business at an annual or a special meeting of the Board of Directors shall be determined by the Board of Directors.

Section 2.07 Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such times as a quorum is present. Except as otherwise required by the Certificate of Incorporation or the By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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Section 2.08 Meeting by Telephone. Members of the board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 2.09 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

Section 2.10 Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee and one or more other committees (which shall be subject to the provisions of ss.141(c)(2) of Title 8 of the Delaware Code), each such committee to consist of one or more directors as the Board of Directors may from time to time determine.

     (a) Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except as provided in paragraph 2.10(b), and including the power to authorize the seal of the Corporation to be affixed to all papers that may require it.

     (b) No committee authorized by the Board of Directors or otherwise shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all, or substantially all, of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     (c) In the absence or disqualification of a member of a committee, the number of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.

Section 2.11 Compensation. No director shall receive any stated salary for his services as a director or as a member of a committee but shall receive such compensation, if any, as may from time to time be fixed by the Board of Directors for attendance at each meeting of the Board of Directors or of a

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committee, for annual service as a director, or on such other basis as the Board of Directors may from time-to-time determine. He may also be reimbursed for his expenses in attending any meeting. However, any director who serves the Corporation in any capacity other than as a member of the Board of Directors or of a committee may receive compensation therefore.

Section 2.12 Nomination of Directors.

     (a) Any stockholder who desires to submit a nomination of a person to stand for election of directors at the next annual or special meeting of the shareholders at which directors are to be elected must submit a notification of the stockholder's intention to make a nomination ("Notification") to the Corporation not less than 45 days prior to the date scheduled for the annual meeting and must provide the following additional information to the Corporation:

          (i) Name, address, telephone number and other methods by which the Corporation can contact the stockholder submitting the Notification and the total number of shares beneficially owned by the stockholder (as the term "beneficial ownership" is defined inSEC Rule 13d-3);

          (ii) If the stockholder owns shares of the Corporation's voting stock other than on the records of the Corporation, the stockholder must provide evidence that he or she owns such shares (which evidence may include a current statement from a brokerage house or other appropriate documentation);

          (iii) Information from the stockholder regarding any intentions that he or she may have to attempt to make a change of control or to influence the direction of the Corporation, and other information regarding the stockholder any other persons associated with the stockholder that would be required under Items 4 and 5 of SEC Schedule 14A were the stockholder or other persons associated with the stockholder making a solicitation subject to SEC Rule 14a-12(c);

          (iv) Name, address, telephone number and other contact information of the proposed nominee; and

          (v) All information required by Item 7 of SEC Schedule 14A with respect to the proposed nominee, in a form reasonably acceptable to the Corporation.

     (b) The foregoing provisions do not apply to persons nominated by the board of directors (or a committee thereof) to stand for election.

                             Article III. OFFICERS

Section 3.01 Election; Qualification. The officers of the Corporation may include a Chairman, President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect a Chairman of the Board of Directors, and such other

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officers as the Board may from time to time determine. The Chairman of the Board of Directors, if any, shall be elected from among the directors. Two or more offices may be held by the same person.

Section 3.02 Term of Office. Each officer shall hold office from the time of his election and qualification to the time at which a successor is elected and qualified unless sooner he shall die, resign, or is removed pursuant to Section 3.04.

Section 3.03 Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.04 Removal. Any officer may be removed at any time with or without cause, by the vote of a majority of the whole Board of Directors.

Section 3.05 Vacancies. Any vacancy however caused in any office of the Corporation may be filled by the Board of Directors.

Section 3.06 Compensation. The compensation of each officer shall be such as the Board of Directors or a compensation committee appointed by the Board of Directors may from time to time determine.

Section 3.07 Chairman of the Board of Directors. The Chairman of the Board of Directors shall have such powers and duties as the Board of Directors may from time to time prescribe. There may also be a Vice Chairman of the Board of Directors who shall handle the duties of the Chairman in his absence and have such other powers and duties as the Board of Directors may from time to time prescribe.

Section 3.08 President. The President shall have charge of the business and operating affairs of the Corporation, subject however to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any.

Section 3.09 Vice President. Each Vice President (if any) shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors and the Executive Committee, if any.

Section 3.10 Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

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Section 3.11 Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors and the Executive Committee, if any.

Section 3.12 Other Officers. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors and the Executive Committee, if any.

                           Article IV. CAPITAL STOCK

Section 4.01 Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by or in the name of the Corporation, by the Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of, or all of, the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 4.02 Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

Section 4.03 Holders of Record. Prior to due presentment for registration or transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications, and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

Section 4.04 Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it, alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative:

     (a) requests replacement before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser;

     (b) filed with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate; and

     (c) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

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                            Article V. MISCELLANEOUS

Section 5.01 Indemnity.

     (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith, and in manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     (b) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties to the Corporation, unless and only to the extent, that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of the State of Delaware or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
          (b) of this Section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made

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          (i)   by the Board of Directors by a majority vote of a quorum
                consisting of directors who were not parties to such action, suit or proceeding, or

          (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

          (iii) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

     (f) The indemnification provided by this Section shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

     (h) For purposes of this Section, references to "the Corporation" include all constituent corporations the Corporation has absorbed in a consolidation or merger so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the Corporation as he would if he had served the Corporation in the same capacity.

Section 5.02 Waiver of Notice. Whenever notice is required by the Certificate of Incorporation, the By-Laws or any provision of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a

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meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 5.03 Fiscal Year. The fiscal year of the Corporation shall end on the last day of June in each year.

Section 5.04 Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                        Article VI. AMENDMENT OF BY-LAWS

Section 6.01 Amendment. The By-Laws may be made, altered or repealed at any meeting of stockholders; or at any meeting of the Board of Directors by a majority vote of the whole Board.

Section 6.02 No Prejudice To Prior Rights. No amendment to the By-Laws may prejudice the rights of any person under these By-Laws which have accrued prior to the date of such amendment.